UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 16, 2011

TEXAS INSTRUMENTS INCORPORATED

(Exact name of registrant as specified in charter)

DELAWARE	001-03761	75-0289970
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

12500 TI BOULEVARD

P.O. BOX 660199

DALLAS, TEXAS 75266-0199

(Address of principal executive offices)

Registrant’s telephone number, including area code: (972) 995-3773

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 9.01.	Financial Statements and Exhibits.

The following unaudited pro forma condensed combined financial statements give effect to the planned acquisition of National Semiconductor Corporation (National) by Texas Instruments Incorporated (TI), which is more fully described in TI’s current report on Form 8-K dated April 4, 2011. Due to the estimated significance of the proposed investment in National by TI compared to TI’s total assets as of December 31, 2010, and the probable nature of the acquisition occurring, these unaudited pro forma condensed combined financial statements are presented in this document even though the acquisition of National has not yet been consummated.

(a) Financial Statements of Businesses Acquired.

(1) National’s audited consolidated financial statements and financial statement schedule as of May 30, 2010 and May 31, 2009 and for each of the years in the three-year period ended May 30, 2010, are attached as Exhibit 99.1.

(2) National’s condensed consolidated financial statements (unaudited) as of February 27, 2011 and May 30, 2010 and for the three and nine months ended February 27, 2011 and February 28, 2010 are attached as Exhibit 99.2.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed consolidated financial information related to the National transaction is attached as Exhibit 99.3 to this Form 8-K.

(d) Exhibits.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

99.1	The consolidated financial statements and related financial statement schedule of National Semiconductor Corporation and subsidiaries as of May 30, 2010 and May 31, 2009 and for each of the years in the three-year period ended May 30, 2010

99.2	The condensed consolidated financial statements (unaudited) of National Semiconductor and subsidiaries as of February 27, 2011 and May 30, 2010 and for the three and nine months ended February 27, 2011 and February 28, 2010

99.3	Unaudited Pro Forma Condensed Consolidated Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS INSTRUMENTS INCORPORATED

Date: May 16, 2011	By:	/s/ Kevin P. March
Kevin P. March
Senior Vice President and Chief Financial Officer